Exhibit 10.3

Name of Grantee:                              (“Grantee”)

WEST CORPORATION

Form of Restricted Stock Award Agreement

This Restricted Stock Award Agreement (“Agreement”) is made as of the Grant Date (as defined below) between Grantee and West Corporation, a Delaware corporation (the “Company”).

The undersigned Grantee (i) acknowledges receipt of an award (the “Award”) of restricted stock from the Company under the Company’s Amended and Restated 2013 Long-Term Incentive Plan (the “Plan”), subject to the terms set forth below and in the Plan, a copy of which Plan, as in effect on the date hereof, is attached hereto as Exhibit A; and (ii) agrees with the Company as follows:

1. Effective Date. This Agreement shall take effect as of                             , which is the date of grant of the Award (the “Grant Date”).

2. Shares Subject to Award. The Award consists of a total of                      shares (the “Shares”) of Common Stock, par value $0.001 per share, of the Company (“Stock”). The Grantee’s rights to the Shares are subject to the restrictions described in this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

3. Award Subject to Acceptance of Agreement. The Award shall be null and void unless the Grantee (a) accepts this Agreement by executing it in the space provided below and returns such original execution copy to the Company and (b) if requested by the Company, executes and returns one or more irrevocable stock powers to facilitate the transfer to the Company (or its assignee or nominee) of all or a portion of the Shares subject to the Award if any Shares are forfeited pursuant to Section 4 or if required under applicable laws or regulations. As soon as practicable after the Grantee has executed such documents and returned them to the Company, the Company shall cause to be issued in the Grantee’s name the total number of Shares subject to the Award.

4. Forfeiture Risk. Except as provided in Section 6, if the Grantee’s Employment (as defined below) with the Company and its subsidiaries ceases for any reason prior to the expiration of the Restriction Period (as defined below), including by reason of death, then (subject to any contrary provision of this Agreement or any other written agreement between the Company and the Grantee with respect to vesting and termination of Stock granted under the Plan) any and all outstanding unvested Shares acquired by the Grantee hereunder shall be automatically and immediately forfeited. The Grantee hereby (i) appoints the Company as the attorney-in-fact of the Grantee to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any such Shares that are unvested and forfeited hereunder, and (ii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer or forfeiture of any unvested Shares that are forfeited hereunder.

5. Custody and Delivery of Shares. The Shares subject to the Award shall be held by the Company or by a custodian in book entry form, with restrictions on the Shares duly noted, until such Award shall have vested, in whole or in part, pursuant to Section 6 hereof, and as soon thereafter as practicable, subject to Section 14.C hereof, the vested Stock shall be delivered to the Grantee as the Grantee shall direct. Alternatively, in the sole discretion of the Company, the Company shall hold a certificate or certificates representing the Shares subject to the Award until such Award shall have vested, in whole or in part, pursuant to Section 6 hereof, and the Company shall as soon thereafter as practicable, subject to Section 14.C hereof, deliver the certificate or certificates for the vested Stock to the Grantee and destroy the stock power or powers relating to the vested Stock, if any, delivered by the Grantee pursuant to Section 3 hereof. If such stock power or powers also relate to unvested Stock, the Company may require, as a condition precedent to delivery of any certificate pursuant to this Section 5, the execution and delivery to the Company of one or more stock powers relating to such unvested Stock.

6. Vesting of Shares. The Shares acquired hereunder shall vest in accordance with the provisions of this Section 6 and applicable provisions of the Plan, as follows: (i) Shares subject to the Award shall vest in one-fourth (1/4) increments on each of the first, second, third and fourth anniversaries of the Grant Date (rounded down to the nearest whole Share on the first anniversary, rounded up to the nearest whole Share on the second anniversary, rounded up or down to the nearest whole Share on the third anniversary (with 0.5 rounded up) and rounded up or down on the fourth anniversary as necessary to provide for the vesting of the balance of the unvested Shares), (ii) following a Change in Control, to the extent any Shares are unvested, 100% of Grantee’s unvested Shares shall vest on the earlier to occur of (A) the six month anniversary of such Change in Control and (B) a Qualifying Termination (as defined below) of Grantee’s Employment, provided, in the case of (i) and (ii)(A) above, that Grantee’s Employment remains continuous through the applicable vesting date, and, in the case of (ii)(B) above, Grantee’s Employment remains continuous until immediately prior to the Qualifying Termination. The period of time during which any of the Shares subject to the Award shall be unvested shall be referred to herein as the “Restriction Period.”

7. Non-Competition Provisions. In consideration of the granting of Shares pursuant to this Agreement and the Plan, the Grantee hereby agrees to the following terms and conditions:

A. In order to better protect the goodwill of the Company and to prevent the disclosure of the Company’s trade secrets and confidential information and thereby help ensure the long-term success of the business, the Grantee, without prior written consent of the Company, will not engage in any activity or provide any services, whether as a director, manager, supervisor, employee, adviser, consultant or otherwise, for a period of one (1) year following the date of the Grantee’s termination of Employment with the Company, in connection with the development, advertising, promotion, or sale of any service which is the same as or similar to or competitive with any services of the Company (including both existing services as well as services known to the Grantee, as a consequence of the Grantee’s Employment with the Company, to be in development):

1. with respect to which the Grantee’s work has been directly concerned at any time during the one (1) year preceding termination of Employment with the Company; or

2. with respect to which during that period of time the Grantee, as a consequence of the Grantee’s job performance and duties, acquired knowledge of trade secrets or other confidential information of the Company.

For purposes of this Section 7, it shall be conclusively presumed that Grantee has knowledge of information that Grantee was directly exposed to through actual receipt or review of memos or documents containing such information, or through actual attendance at meetings at which such information was discussed or disclosed.

B. The provisions of this Section 7 are not in lieu of, but are in addition to the continuing obligation of the Grantee (which Grantee hereby acknowledges) to not use or disclose the Company’s trade secrets and confidential information known to the Grantee until any particular trade secret or confidential information becomes generally known (through no fault of the Grantee), whereupon the restriction on use and disclosure shall cease as of that time. Information regarding services in development, in test marketing or being marketed or promoted in a discrete geographic region, which information the Company is considering for broader use, shall not be deemed generally known until such broader use is actually commercially implemented.

C. By acceptance of any Shares granted under this Agreement and the terms of the Plan, the Grantee acknowledges that if Grantee does not comply with Section 7.A or 7.B, the Company will be entitled to injunctive relief to compel such compliance. The Grantee acknowledges that the harm caused to the Company by Grantee’s breach or anticipated breach of Section 7.A or 7.B is by its nature irreparable because, among other things, it is not readily susceptible of proof as to the monetary harm that would ensue. The Grantee consents that any interim or final equitable relief entered by a court of competent jurisdiction shall, at the request of the Company, be entered on consent and enforced by any court having jurisdiction over the Grantee, without prejudice, to any right either party may have to appeal from the proceedings which resulted in any grant of such relief.

D. If any of the provisions contained in this Section 7 shall for any reason, whether by application of existing law or law which may develop after the Grantee’s acceptance of an offer of the granting of Shares, be determined by a court of competent jurisdiction to be overly broad as to scope of activity, duration, or territory, the Grantee agrees to join the Company in requesting such court to construe such provision by limiting or reducing it so as to be enforceable to the maximum extent compatible with then applicable law. If any one or more of the terms, provisions, covenants, or restrictions of this Section 7 shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Section 7 shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8. Representations and Warranties of the Grantee. The Grantee represents and warrants that:

A. Authorization. The Grantee has full legal capacity, power, and authority to execute and deliver this Agreement and to perform the Grantee’s obligations hereunder. This Agreement has been duly executed and delivered by Grantee and is the legal, valid, and binding obligation of Grantee enforceable against Grantee in accordance with the terms hereof.

B. No Conflicts. The execution, delivery, and performance by the Grantee of this Agreement and the consummation by the Grantee of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Grantee is subject, (ii) violate any order, judgment or decree applicable to the Grantee, or (iii) conflict with, or result in a breach of default under, any term or condition of any agreement or other instrument to which the Grantee is a party or by which the Grantee is bound.

C. Review, etc. The Grantee has thoroughly reviewed this Agreement in its entirety. The Grantee has had an opportunity to obtain the advice of counsel (other than counsel to the Company or its Affiliates) prior to executing this Agreement, and fully understands all provisions of the Plan and this Agreement.

D. Investment Representation. The Grantee hereby represents and covenants that (a) any Shares acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), unless such acquisition has been registered under the Securities Act and any applicable state securities laws; (b) any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Grantee shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of vesting of any Shares hereunder or (y) is true and correct as of the date of any sale of any such Share, as applicable. As a further condition precedent to the delivery to the Grantee of any Shares subject to the Award, the Grantee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the shares and, in connection therewith, shall execute any documents which the Company’s Board of Directors shall in its sole discretion deem necessary or advisable.

9. Company Representations.

A. Authorization. The Company has full legal capacity, power, and authority to execute and deliver this Agreement and to perform the Company’s obligations hereunder. This Agreement has been duly executed and delivered by the Company and is the legal, valid, and binding obligation of the Company enforceable against the Company in accordance with the terms hereof.

B. No Conflicts. The execution, delivery, and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby will not, with or without the giving of notice or lapse of time, or both (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to the Company, or (iii) conflict with, or result in a breach of default under, any term or condition of any agreement or other instrument to which the Company is a party or by which the Company is bound.

10. Nontransferability of Award. The Shares subject to the Award and not then vested may not be offered, sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) by the Grantee or be subject to execution, attachment or similar process other than by will, the laws of descent and distribution, pursuant to beneficiary designation procedures approved by the Company or to a trust or entity for the benefit of Grantee and Grantee’s immediate family for estate planning purposes as approved by the Company. Any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of such Shares shall be null and void. The Grantee agrees that in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11. Legend. The Grantee understands and agrees that the Company shall cause the legend set forth below or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE COMPANY’S AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND WEST CORPORATION. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF WEST CORPORATION.

12. Dividends; Voting etc. The Grantee shall be entitled to (i) receive any and all dividends or other distributions paid with respect to those vested Shares of which the Grantee is the record owner on the record date for such dividend or other distribution, and (ii) vote any vested or unvested Shares of which the Grantee is the record owner on the record date for such vote. Notwithstanding Section 3.2(d) of the Plan, any and all dividends or other distributions paid with respect to an unvested Share (the “Associated Share”) acquired hereunder, including without limitation, regular or extraordinary cash dividends, any distribution of Stock by reason of a stock dividend, stock split or otherwise, or a distribution of other securities with respect to an Associated Share, shall be subject to the restrictions of this Agreement in the same manner and for so long as the Associated Share remains subject to such restrictions, and shall be promptly forfeited if and when the Associated Share is so forfeited. Notwithstanding Section 3.2(d) of the Plan, the Company may require that any cash distribution with respect to unvested Shares be retained by the Company or otherwise made subject to such restrictions as the Company deems appropriate to carry out the intent of the Plan and this Agreement. Any amount maintained by the Company or otherwise made subject to such restrictions shall be paid to the Grantee promptly upon the vesting, if any, of the Associated Shares. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such restricted amounts.

13. Sale of Vested Shares. The Grantee understands that the sale of any Share, once it has vested, will remain subject to (i) satisfaction of applicable tax withholding requirements, if any, with respect to the vesting or transfer of such Share; (ii) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (iii) applicable requirements of federal and state securities laws.

14. Certain Tax Matters. The Grantee expressly acknowledges the following:

A. The Grantee understands that the Grantee is solely responsible for all tax consequences to the Grantee in connection with this Award. The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the Award and that the Grantee is not relying on the Company for any tax advice. By accepting this Agreement, the Grantee acknowledges his or her understanding that the Grantee may file with the Internal Revenue Service an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) (a “Section 83(b) Election”), not later than 30 days after the Grant Date, to include in the Grantee’s gross income the Fair Market Value (as defined in the Plan) of the unvested Shares subject to the Award as of such date. Before filing a Section 83(b) Election with the Internal Revenue Service, the Grantee shall (i) notify the Company of such election by delivering to the Company a copy of the fully-executed Section 83(b) Election Form attached hereto as Exhibit B, and (ii) pay to the Company an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld or paid over to such authority with respect to such unvested Shares, or otherwise make arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise.

B. The award or vesting of the Shares acquired hereunder, and the payment of dividends with respect to such Shares, may give rise to “wages” subject to withholding.

C. As a condition precedent to the delivery of the Stock upon the vesting of the Award or at such other time as may be required pursuant to this Section 14, the Grantee shall, upon request by the Company, pay to the Company such amount as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to the Award. If the Grantee shall fail to advance the Required Tax Payments after request by the Company, (i) the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Grantee and/or (ii) the Committee may authorize the withholding of whole vested Shares which would otherwise be delivered to the Grantee having an aggregate Fair Market Value, determined as of the Tax Date (as defined below), equal to the Required Tax Payments.

D. The Grantee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company, (2) delivery to the Company (either actual delivery or by attestation procedures established by the Company) of previously owned whole shares of vested Stock having an aggregate Fair Market Value, determined as of the date on which such withholding obligation arises (the “Tax Date”), equal to the Required Tax Payments, (3) authorizing the Company to withhold whole shares of vested Stock which would otherwise be delivered to the Grantee having an aggregate Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments, (4) any combination of (1), (2) and (3), or (5) any other method authorized by the Committee in its sole discretion and permitted by the Plan and applicable law. Shares of Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a Share which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Grantee. No certificate representing a Share shall be delivered until the Required Tax Payments have been satisfied in full.

15. Adjustments.

A. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to the Award shall be equitably adjusted by the Committee. If any adjustment would result in a fractional security being subject to the Award, the Company shall pay the Grantee in connection with the first vesting, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the Fair Market Value of such security on the vesting date as determined by the Committee. The decision of the Committee regarding any such adjustment and the Fair Market Value of any fractional security shall be final, binding and conclusive.

B. In the event of a Change in Control pursuant to which the consideration paid in respect of the outstanding Stock not subject to vesting is solely or partially in the form of cash, then with respect to any Shares which are unvested immediately following the Change in Control (“Unvested Shares”), the Company shall be obligated to deposit with a federally chartered financial institution as escrow agent (the “Escrow Agent”), to be held subject to the provisions of the Agreement for the benefit of Grantee and not subject to the credit risk of the Company or its Affiliates, an amount of cash that would have been payable in respect of the Unvested Shares had they been vested immediately prior to the Change in Control (“Cash Consideration”).

C. In the event of a Change in Control pursuant to which the consideration paid in respect of the outstanding Stock not subject to vesting is solely or partially in the form of non-cash consideration, then, prior to the Change in Control and in accordance with applicable law, the Committee shall establish procedures to afford Grantee a reasonable opportunity to elect to convert all or a portion of the non-cash consideration that would have been payable in respect of any Unvested Shares had they been vested immediately prior to the Change in Control (the “Non-Cash Consideration”) into cash based on the fair market value of the Non-Cash Consideration as of the closing date for the Change in Control (“Converted Cash Consideration”). The Company shall be obligated to deposit with the Escrow Agent, to be held subject to the provisions of the Agreement for the benefit of Grantee and not subject to the credit risk of the Company or its Affiliates, any Converted Cash Consideration and any Non-Cash Consideration.

D. Any Cash Consideration, Converted Cash Consideration or Non-Cash Consideration (collectively, “Consideration”) placed in escrow pursuant to Section 15 shall be paid to the Grantee promptly upon the vesting, if any, of the Unvested Shares associated with such Consideration.

E. References in this Agreement to the Shares shall refer, mutatis mutandis, to any such Consideration.

16. Compliance with Applicable Law. The Award is subject to the condition that if the listing, registration or qualification of the Shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of Shares hereunder, the Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent, approval or other action.

17. Award Confers No Rights to Continued Employment. In no event shall the granting of the Award or its acceptance by the Grantee, or any provision of the Agreement or the Plan, give or be deemed to give the Grantee any right to continued Employment by the Company, or any Affiliate of the Company or affect in any manner the right of the Company or any Affiliate of the Company to terminate the Employment of any person at any time.

18. Award Subject to Clawback. The Award and any Shares acquired pursuant to this Award are subject to forfeiture, recovery by the Company or other action pursuant to any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

19. Certain Terminations Prior to a Change in Control. If the Grantee’s Employment is terminated by the Company or its Affiliate without Cause prior to a Change in Control at the direction or request of any person or group contemplating a Change in Control, and a Change in Control involving such person or group is thereafter consummated within 12 months following such direction or request, then the Grantee shall be entitled to receive the consideration Grantee would have received in connection with the Change in Control had the Shares forfeited as a result of Grantee’s termination been vested and outstanding as of the Change in Control.

20. General.

A. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to:

West Corporation

11808 Miracle Hills Drive

Omaha, Nebraska 68154

Attention: General Counsel

and if to the Grantee, to the last known mailing address of the Grantee contained in the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery, (b) by facsimile or electronic mail with confirmation of receipt, (c) by mailing in the United States mails or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile or electronic mail transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication sent to the Company is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

B. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

C. Governing Law. This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

D. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan, including Section 5.8 relating to a Change in Control, and shall be interpreted in accordance therewith. The Grantee hereby acknowledges receipt of a copy of the Plan.

E. Entire Agreement. This Agreement and the Plan constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.

F. Partial Invalidity. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

G. Amendment and Waiver. The provisions of this Agreement may be amended or waived only by the written agreement of the Company and the Grantee, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

21. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

22. Definitions. The initially capitalized term Grantee shall have the meaning set forth on the first page of this Agreement. Initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan, and, as used herein, each of the following terms shall have the applicable meaning set forth below:

“Cause” shall have the meaning set forth in the Employment Agreement; provided that if the Grantee has no employment agreement with such definition, then “Cause” shall mean the occurrence of any of the following: (i) the Committee, in good faith, determines that the Grantee has engaged, during the performance of his or her duties, in significant objective acts or omissions constituting dishonesty, willful misconduct or gross negligence relating to the business of the Company or (ii) a plea of guilty or nolo contendere by the Grantee, or conviction of the Grantee, for a felony.

“Employment” means Grantee’s employment or other service relationship with the Company and its Affiliates. Unless the Committee provides otherwise, a change in the capacity in which the Grantee is employed by or renders services to the Company and/or its Affiliates, whether as an employee, director, consultant or advisor, or a change in the entity by which the Grantee is employed or to which the Grantee rendered services, will not be deemed a termination of Employment so long as the Grantee continues providing services in a capacity and to the Company and/or its Affiliates. If the Grantee’s relationship is with an Affiliate and that entity ceases to be an Affiliate, the Grantee will be deemed to cease Employment when the entity ceases to be an Affiliate unless the Grantee transfers Employment to the Company or its remaining Affiliates.

“Employment Agreement” means the employment agreement, if any, between the Grantee and the Company or any of its Affiliates.

“Good Reason” means, without the Grantee’s express written consent, the occurrence of any of the following events after a Change in Control:

(i) either (A) a reduction in any material respect in the Grantee’s position(s), duties or responsibilities with the Company, as in effect during the 90-day period immediately prior to such Change in Control, or (B) an adverse material change in the Grantee’s reporting responsibilities, titles or offices with the Company as in effect immediately prior to such Change in Control;

(ii) a reduction of 20 percent (20%) or more in the Grantee’s rate of annual base salary as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

(iii) any requirement of the Company that the Grantee be based more than 50 miles from the facility where the Grantee is based immediately prior to such Change in Control;

(iv) the failure of the Company to provide the Grantee with target bonus opportunities and employee benefits (excluding equity-based compensation, equity-based benefits and nonqualified deferred compensation) that are substantially comparable in the aggregate to the target bonus opportunities and employee benefits provided to the Grantee by the Company and its Affiliates immediately prior to such Change in Control; or

(v) any material breach of Grantee’s change in control severance agreement or Employment Agreement, if any;

provided, however, that (x) the Grantee provides written notice to the Company of the occurrence of any of the events set forth in clauses (i) – (v) of this definition within 90 days after the Grantee has knowledge of the circumstances constituting such event; (y) the Company fails to correct the circumstances resulting in any of the events set forth in clauses (i) – (v) within 30 days after such notice; and (z) the Grantee resigns within six months after the initial existence of such circumstances. For purposes of this Agreement, an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company or any of its Affiliates promptly after receipt of notice thereof given by the Grantee shall not constitute Good Reason.

“Qualifying Termination” means termination of Grantee’s Employment following a Change in Control for any reason other than:

(i) by the Company or any of its Affiliates for Cause;

(ii) by the Grantee for any reason other than a Good Reason;

(iii) as a result of the Grantee’s death; or

(iv) by the Company or any of its Affiliates due to the Grantee’s failure to perform his or her duties with the Company or its Affiliates on a full-time basis for at least 180 consecutive days as a result of the Grantee’s incapacity due to physical or mental illness.

23. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or by the Company forthwith to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on all parties.

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IN WITNESS WHEREOF, each of the Company and the Grantee has executed this Agreement as of the Grant Date.

GRANTEE

[Grantee Name]

Address:

WEST CORPORATION

By:
Name:
Title:

EXHIBIT A

WEST CORPORATION

AMENDED AND RESTATED 2013 LONG-TERM INCENTIVE PLAN

EXHIBIT B

SAMPLE 83(B) ELECTION

ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY

IN GROSS INCOME IN YEAR OF TRANSFER UNDER CODE SECTION 83(B)

                    ,

Department of the Treasury

Internal Revenue Service

[Office Location]

The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), to include the value of the property described below in gross income in the year of transfer and supplies the following information in accordance with the regulations promulgated thereunder:

1.	Name of Taxpayer:

Address:

Social Security Number:

Tax Year End:

2.	Property for which the election is made:

             shares of Common Stock, par value $0.001 per share, of West Corporation, a Delaware corporation, granted to the undersigned as restricted stock.

3.	The date on which the property was transferred: .

The taxable year to which this election relates is calendar year             .

4.	The nature of the restrictions to which the property is subject is:

If the undersigned’s employment terminates prior to specified dates, the undersigned will forfeit the property transferred to the undersigned.

5.	Fair market value:

The fair market value (determined without regard to any restrictions) of the property with respect to which this election is being made was $             per share at the time of transfer for a total fair market value of $                .

6.	Amount paid for property:

The taxpayer has paid $0 for the property.

7.	Income:

The amount to include in gross income is                         .

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to West Corporation (the person for whom the services were performed). Additionally, the undersigned will include a copy of the election with his income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:

[Grantee Name]